Exhibit 1:  Form of Underwriting Agreement


                       [       ] Shares

                     METRIS COMPANIES INC.

                         Common Stock

                    UNDERWRITING AGREEMENT

                                              [         ], 1996


SMITH BARNEY INC.
BEAR, STEARNS & CO. INC.
WILLIAM BLAIR & COMPANY L.L.C.

     As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
    388 Greenwich Street
    New York, New York  10013

Ladies and Gentlemen:

          Metris Companies Inc., a Delaware corporation (the "Company") and an indirect wholly owned subsidiary of Fingerhut Companies, Inc., a Minnesota Corporation ("FCI"), proposes to
issue and sell an aggregate of [       ] shares (the "Firm
Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"), to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom Smith Barney Inc., Bear, Stearns & Co. Inc. and William Blair & Company L.L.C. are acting as representatives (the "Representatives"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional
[       ] shares (the "Additional Shares") of Common Stock.
The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

          The Shares are being issued and sold in connection with a reorganization (the "Reorganization") of the Company and certain other subsidiaries of FCI pursuant to a transfer agreement (the "Transfer Agreement") to be dated as of the Closing Date (as defined herein) between FCI and the Company. The relationship between and obligations of the Company and its subsidiaries, on the one hand, and FCI and its subsidiaries, on the other, will be governed by the Database Access Agreement, Extended Service Plan Agreement, Co-brand Credit Card Agreement, Data Sharing Agreement, Tax Sharing Agreement and Administrative Services Agreement (together with the Transfer Agreement, the "Transaction Documents"), each in the form described in the Registration Statement (as defined herein) and the Prospectus (as defined herein).

            Each of the Company and FCI wishes to confirm as follows its agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

            1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (the "registration statement"), including a prospectus subject to completion, relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement referred to above (including all financial schedules and exhibits), and any registration statement filed pursuant to Rule 462(b) under the Act, each as amended at the time it becomes effective, and as thereafter amended by any post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the forms included in the Registration Statement or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

            2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company hereby agrees to issue and sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of
$[    ] per share (the "purchase price per share"), the number of Firm
Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

            Upon the basis of the representations, warranties and
agreements contained herein and subject to all the terms and conditions set forth herein, the Company also agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase from the Company, solely for the purpose of covering over-allotments in connection with sales of the
Firm Shares, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National
Market is open for trading), up to an aggregate of [        ] Additional
Shares. Upon the exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the aggregate number of Additional Shares to be sold by the Company upon such exercise of the over-allotment option as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

            3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

            4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York
10013, at 9:00 A.M., New York City time, on [       ], 1996 (the "Closing
Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

            Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

            Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer to or upon the order of the Company in immediately available funds.

            5. Agreements of the Company. The Company and FCI agree with the several Underwriters as follows:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the sale of the Shares by the Underwriters may commence, the Company and FCI will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

            (b) The Company and FCI will advise you promptly and, if requested by you, will conform such advice in writing (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company or its subsidiaries, or of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and FCI will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (c) The Company will furnish to you, without charge, four signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

            (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall object after being so advised or (ii) during such period as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

            (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

            (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company and FCI will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously deliver to each Underwriter and each dealer as many copies thereof as you may reasonably request. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

            (g) The Company and FCI will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

            (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of
      Section 11(a) of the Act.

            (i) During the period of five years hereafter, the Company will furnish to you, as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market.

            (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or
      Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

            (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

            (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

            (m) Except as provided in this Agreement, the Company and FCI will not sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of, or register or announce the sale or offering of, any share of Common Stock of the Company, or any securities that are convertible into, or exercisable or exchangeable for, shares of Common Stock, for a period of 180 days after the date of the Prospectus without the prior written consent to Smith Barney Inc., except pursuant to employee stock option plans or in connection with other employee or non-employee director compensation arrangements or agreements, in each case, in effect on the date hereof.

            (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors.

            (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (p) The Company will use its best efforts to have the Shares approved for quotation, subject to notice of issuance of Shares, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

            6. Representations and Warranties. The Company and FCI represent and warrant to each Underwriter that:

            (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in the Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter and furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

            (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

            (c) The Company's authorized, issued and outstanding capitalization on the Closing Date will be as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus; all of the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms, in all material respects, to the description thereof in the Registration Statement and the Prospectus.

            (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business, as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of such business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole (any such effect, a "Material Adverse Effect").

            (e) FCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, with full corporate power and authority to own, lease and operate its properties and conduct its business.

            (f) All of the Company's subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries") are listed on Exhibit 21.1 of the Registration Statement. Each of the Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of such business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, free and clear of any lien, adverse claim, security interest, equity or other encumbrance; the Company does not own, directly or indirectly, shares of capital stock of or other equity interest in any corporation or other entity other than the Subsidiaries;

            (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company or FCI, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their respective properties is subject, required to be described in the Registration Statement or the Prospectus that are not described as required, nor any agreements, contracts, indentures, leases or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Act that have not been described or filed as required.

            (h) Neither FCI, the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to FCI, the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over FCI, the Company or any of the Subsidiaries. None of the Company or any Subsidiary is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument (collectively, "Contracts") to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, has received notice or claim of any such default or has knowledge of any breach of any Contract.

            (i) Each of FCI and its subsidiaries has, to the extent each is or will be a party hereto or thereto, the corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and this Agreement. The execution and delivery of, and the performance by each of FCI and its subsidiaries, to the extent a party hereto or thereto, of its obligations under this Agreement and the Transaction Documents has been duly and validly authorized, and this Agreement has been duly executed and delivered by FCI and each of this Agreement and the Transaction Documents constitutes or will constitute when duly executed and delivered by each of FCI and its subsidiaries, to the extent a party hereto or thereto, the valid and legally binding agreement of FCI and its subsidiaries, to the extent a party hereto or thereto, enforceable in accordance with its terms (assuming, in the case of this Agreement, the due authorization, execution and delivery by the Representatives), except (A) the enforcement hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity and (B) rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or public policy relating thereto.

            (j) Each of the Company and the Subsidiaries has, to the extent each is or will be a party hereto or thereto, the corporate power and authority to execute, deliver and perform its obligations under each of this Agreement and the Transaction Documents. The execution and delivery of, and the performance by each of the Company and the Subsidiaries, to the extent a party hereto or thereto, of its obligations under this Agreement and the Transaction Documents has been duly and validly authorized, and this Agreement has been duly executed and delivered by the Company and each of this Agreement and the Transaction Documents constitutes or will constitute when duly executed and delivered by each of the Company and the Subsidiaries, to the extent a party hereto or thereto, the valid and legally binding agreement of the Company and the Subsidiaries, to the extent a party hereto or thereto, enforceable in accordance with its terms (assuming, in the case of this Agreement, the due authorization, execution and delivery by the Representatives), except (A) the enforcement hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity and (B) rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or public policy relating thereto.

            (k) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement or any of the Transaction Documents by each of FCI and its subsidiaries, the Company and the Subsidiaries, to the extent a party hereto or thereto, or the consummation by each of FCI and its Subsidiaries, the Company and the Subsidiaries, to the extent a party hereto or thereto, of the transactions contemplated hereby and thereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (l) Neither the issuance and sale of the Shares, nor the execution, delivery and performance by FCI or its subsidiaries, the Company or the Subsidiaries, to the extent a party hereto or thereto, of each of this Agreement and the Transaction Documents and the consummation by FCI and its subsidiaries, the Company and the Subsidiaries, to the extent a party hereto or thereto, of the transactions contemplated hereby and thereby will conflict with or constitute or result in a breach or violation of any of (i) the terms or provisions of, or constitute a default under, any Contract to which FCI, any of the subsidiaries of FCI, the Company or any of the Subsidiaries is a party or to which any of them or their respective properties is subject, which conflict, breach, violation or default would have a Material Adverse Effect, (ii) the certificate or articles of incorporation or by-laws, or other organizational documents, of FCI, any of the subsidiaries of FCI, the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to FCI, any of the subsidiaries of FCI, the Company or any of Subsidiaries, or any of their respective properties, which conflict, breach, violation or default would have a Material Adverse Effect.

            (m) The audited consolidated financial statements and schedules and related notes of the Company included in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited consolidated financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects (on the basis stated therein), the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The assumptions used in the preparation of the consolidated financial statements are reasonable and the allocations of assets, liabilities, equity, revenues and expenses to the Company are appropriate. The Company knows of no reason that future financial statements will not be prepared on the same basis as the consolidated financial statements included in the Registration Statement and Prospectus.
      The other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the audited consolidated financial statements and the books and records of the Company and the Subsidiaries. KPMG Peat Marwick LLP, which has examined certain of such consolidated financial statements and schedules as set forth in its reports included in the Registration Statement and the Prospectus, is an independent public accounting firm as required by the Act and the Rules and Regulations.

            (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as described therein or contemplated thereby, (i) none of the Company or any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business; and
      (ii) none of the Company, or any of the Subsidiaries has purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

            (o) Each of the Company and the Subsidiaries has good and marketable title to all real property and personal property described in the Prospectus as being owned by it and good and marketable title to all leasehold estates in the real and personal property described in the Prospectus as being leased by it (except for those leases of real property in which the Company or such Subsidiary has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

            (p) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

            (q) Each of the Company and the Subsidiaries possesses all licenses, permits, franchises, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Prospectus ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (s) To the knowledge of the Company or FCI, none of the Company, any of the Subsidiaries or any of their respective employees or agents has made any payment of funds of the Company or any Subsidiary, as the case may be, or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (t) Each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns, except where the failure to so file such returns would not have a Material Adverse Effect and each has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

            (u) No holder of any security of the Company or any Subsidiary has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, or otherwise. Except as described in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock.

            (v) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated by it or proposed to be operated by it, as described in the Prospectus, and none of the Company or any of the Subsidiaries has received any notice of infringement of, or conflict with (or knows of any such infringement of or conflict with), asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (w) The Company is not now and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

            (x) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba, to the extent applicable.

            7. Indemnification and Contribution. (a) Each of the Company and FCI agrees, jointly and severally, to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prepricing Prospectus or the Prospectus, in light of the circumstances under which such statements were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or FCI may otherwise have.

            (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and FCI, and the Company or FCI shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) the Company has agreed in writing to pay such fees and expenses,
(ii) the Company has failed to assume the defense and employ counsel, or
(iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and either the Company or FCI and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or FCI by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case the Company and FCI shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company and FCI shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. Neither the Company nor FCI shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and FCI agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

            (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.
The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Firm Shares set forth opposite their names in Schedule 1 hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

            (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company and FCI set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, FCI, the Company its directors or officers or any person controlling the Company,
(ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

            8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares by the Underwriters may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) under the Act, not later than 10:00 P.M.), New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or FCI or any officer or director of the Company or FCI or any Subsidiary which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

            (c) You shall have received on the Closing Date, an opinion of Cravath, Swaine & Moore, counsel for the Company and FCI, dated the Closing Date and addressed to you, as Representatives of the several Underwriters to the effect that:

                  (i) The Company's authorized, issued and outstanding capitalization is as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus; all of the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the authorized capital stock of the Company conforms as to legal matters, in all material respects, to the description thereof in the Registration Statement and the Prospectus under the caption "Description of Capital Stock";

                  (ii) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business, as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of such business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect;

                  (iii) FCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, with full corporate power and authority to own, lease and operate its properties and conduct its business;

                  (iv) Each of the Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of such business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, free and clear of any lien, adverse claim, security interest, equity or other encumbrance; the Company does not own, directly or indirectly, shares of capital stock of or other equity interest in any corporation or other entity other than the Subsidiaries;

                  (v) To the best knowledge of such counsel after due inquiry, (A) other than as described in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their respective properties is subject, which are required to be described in the Registration Statement or the Prospectus and (B), there are no Contracts that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Act that have not been described or filed as required;

                  (vi) Neither FCI, the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to FCI, the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over FCI, the Company or any of the Subsidiaries. To the best knowledge of such counsel, none of the Company or any Subsidiary is in default in the performance of any Contracts to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where any such breach would not, individually or in the aggregate, have a Material Adverse Effect;

                  (vii) Each of FCI and its subsidiaries has, to the extent each is or will be a party hereto or thereto, the corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and this Agreement. The execution and delivery of, and the performance by each of FCI and its subsidiaries, to the extent a party hereto or thereto, of its obligations under this Agreement and the Transaction Documents has been duly and validly authorized, and this Agreement and the Transaction Documents have been duly executed and delivered by FCI and its subsidiaries, to the extent a party hereto or thereto, and each of this Agreement and the Transaction Documents constitutes the valid and legally binding agreement of FCI and its subsidiaries, to the extent a party hereto or thereto, enforceable in accordance with its terms (assuming, in the case of this Agreement, the due authorization, execution and delivery by the Representatives), except
      (A) the enforcement hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity and (B) rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or public policy relating thereto;

                  (viii) Each of the Company and the Subsidiaries has, to the extent each is or will be a party hereto or thereto, the corporate power and authority to execute, deliver and perform its obligations under each of this Agreement and the Transaction Documents. The execution and delivery of, and the performance by each of the Company and the Subsidiaries, to the extent a party hereto or thereto, of its obligations under this Agreement and the Transaction Documents has been duly and validly authorized, and this Agreement and the Transaction Documents have been duly executed and delivered by the Company and the Subsidiaries, to the extent a party hereto or thereto, and each of this Agreement and the Transaction Documents constitutes the valid and legally binding agreement of the Company and the Subsidiaries, to the extent a party hereto or thereto, enforceable in accordance with its terms (assuming, in the case of this Agreement, the due authorization, execution and delivery by the Representatives), except (A) the enforcement hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity and (B) rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or public policy relating thereto;

                  (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement or any of the Transaction Documents by each of FCI and its subsidiaries, the Company and the Subsidiaries, to the extent a party hereto or thereto, or the consummation by each of FCI and its Subsidiaries, the Company and the Subsidiaries, to the extent a party hereto or thereto, of the transactions contemplated hereby and thereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (x) Neither the issuance and sale of the Shares, nor the execution, delivery and performance by FCI or its subsidiaries, the Company or the Subsidiaries, to the extent a party hereto or thereto, of each of this Agreement and the Transaction Documents and the consummation by FCI and its subsidiaries, the Company and the Subsidiaries, to the extent a party hereto or thereto, of the transactions contemplated hereby and thereby will conflict with or constitute or result in a breach or violation of any of (i) the terms or provisions of, or constitute a default under, any Contract listed as an exhibit to the Registration Statement or known to such counsel to which FCI, any of the subsidiaries of FCI, the Company or any of the Subsidiaries is a party or to which any of them or their respective properties is subject, which conflict, breach, violation or default would have a Material Adverse Effect, (ii) the certificate or articles of incorporation or by-laws, or other organizational documents, of FCI, any of the subsidiaries of FCI, the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to FCI, any of the subsidiaries of FCI, the Company or any of Subsidiaries, or any of their respective properties, which conflict, breach, violation or default would have a Material Adverse Effect;

                  (xi) Each of the Company and the Subsidiaries has good and marketable title to all real property and personal property described in the Prospectus as being owned by it and good and marketable title to all leasehold estates in the real and personal property described in the Prospectus as being leased by it (except for those leases of real property in which the Company or such Subsidiary has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xii) Each of the Company and the Subsidiaries possesses all Permits presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Prospectus, except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit;

                  (xiii) The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law;

                  (xiv) The Registration Statement and all post-effective amendments, if any, have become effective and, to the best knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Act;

                  (xv) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in material respects with the requirements of the Act;

                  (xvi) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements, or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be stated therein;

                  At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified in subsection 8(c)(xvi)), no facts have come to its attention which lead it to believe that the Registration Statement at the time it became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Registration Statement or Prospectus).

            (d)   [Intentionally left blank.]

            (e) You shall have received on the Closing Date the opinion, in form and substance satisfactory to you, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to certain legal matters relating to this Agreement and such other related matters as you may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

            (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

            (g) (i) Each of the representations and warranties of the Company and FCI contained in this Agreement shall be true and correct, in all material respects, on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; and (ii) you shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and FCI (or such other officers as are acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

            (h) Neither FCI, the Company nor any of the Subsidiaries shall have failed at or prior to the Closing Date to have performed or complied, in all material respects, with any of its agreements or covenants or satisfied, in all material respects, any condition, in each case, contained in this Agreement and required to be performed, complied with or satisfied by it hereunder at or prior to the Closing Date.

            (i) The Transaction Documents shall have been executed and delivered and be in full force and effect.

            (j) The Shares shall have been listed or approved for listing upon notice of issuance on the Nasdaq National Market.

            (k) Neither the sale of the shares hereunder nor any of the transactions contemplated hereby or by the Transfer Agreement shall be enjoined (temporarily or permanently) on the Closing Date.

            (l) [The Working Capital Facility will be in full force and effect].

            (m) The Reorganization shall have been consummated on the terms and conditions set forth in the Transfer Agreement.

            (n) On the Closing Date, the Underwriters shall have received copies of all certificates, documents and opinions, reasonably requested by the Underwriters or counsel to the Underwriters, delivered by the Company or FCI, or any of their counsels.

            All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

            Any certificate or document signed by any officer of the Company or FCI and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or FCI, as the case may be, to such Underwriter as to the statements made therein.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated the Option Closing Date in question and the Opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

            9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares;
(iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company or FCI in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

            10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

            If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

            Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

            11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal, state or other governmental authorities, (iii) any securities of the Company (including, without limitation, any securities issued by an entity utilized by the Company for the securitization of its receivables) shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

            12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information relating to any Underwriter furnished to the Company in writing by or on behalf of the Underwriters through you as such information to the Company in writing is referred to in Sections 6(a), 6(b) and 7 hereof.

            13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the
Company, at the office of the Company at [            ]; (ii) if to FCI,
at the office of FCI at [                   ]; or (iii) if to you, as
Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

            This Agreement has been and is made solely for the benefit of the several Underwriters, FCI, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

            14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

            Please confirm that the foregoing correctly sets forth the agreement among the Company, FCI and the several Underwriters.

                                          Very truly yours,

                                          METRIS COMPANIES INC.



                                          By: ___________________________
                                              Name:
                                              Title:


                                          FINGERHUT COMPANIES, INC.



                                          By: ___________________________
                                              Name:
                                              Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in
Schedule I hereto.

SMITH BARNEY INC.
BEAR, STEARNS & CO. INC.
WILLIAM BLAIR & COMPANY L.L.C.

As Representatives of the
Several Underwriters

By SMITH BARNEY INC.



By:
   Name:
   Title:

                                SCHEDULE I

                           METRIS COMPANIES INC.


                                                           Number of
Underwriter                                               Firm Shares

Smith Barney Inc. ..................................
Bear, Stearns & Co. Inc. ...........................
William Blair & Company L.L.C. .....................

     Total .........................................